Exhibit 10.35
genesisenergy

December 20, 2012

Lazarus Energy LLC
801 Travis, Suite 2100
Houston, Texas 77002
Attention: Jonathan Carroll

GEL TEX Marketing, LLC Milam Services, Inc.
919 Milam, Suite 2100
Houston, Texas 77002
Attention: Steve Nathanson

Re: Letter Agreement Regarding December Distributions

Gentlemen:

Reference is made to that certain (i) Joint Marketing Agreement dated August 12, 2011 (as amended, restated or supplemented from time to time, the "JMA"), by and between Lazarus Energy LLC, a Delaware limited liability company ("Lazarus"), and GEL Tex Marketing, LLC, a Delaware limited liability company ("GEL"), (ii) Construction and Funding Contract dated August 12, 2011 (as amended, restated or supplemented from time to time, the "CFC"), by and between Lazarus and Milam Services, Inc., a Delaware corporation ("MSI"), (iii) Crude Oil Supply and Throughput Services Agreement dated August 12, 2011 by and between GEL and Lazarus, (iv) Letter Agreement dated June 25, 2012 by and between GEL, MSI and Lazarus regarding expense payments and reservations of rights ("Operating Expense Payment Letter Agreements"), and (v) Acknowledgement Letter dated June 1, 2012 addressed to Lazarus by GEL (the "Acknowledgment Letter"). Capitalized terms not otherwise defined herein shall have the meanings set forth in the CFC.

The parties to this Letter Agreement desire to set forth certain acknowledgements and agree to certain modifications to the JMA as more particularly set forth herein.

Section 1. Acknowledgements

The parties agree that for the month of December 2012, GEL has made and will make weekly Operations Payments and other payments to or on behalf of Lazarus (such payments, the "December Payments Amount") which in the aggregate will exceed the amount that should have been paid under the JMA. The amount by which the December Payments Amount exceeds the amount required to be paid to Lazarus in the month of December 2012, pursuant to the JMA is hereinafter referred to as the "Overpayment Amount".

Genesis Energy, L.P. • 919 Milam, Suite 2100 • Houston, Texas 77002 • Tel: (713) 860-2500 • Fax: (713) 860-2640

December 20, 2012 Page 2

Section 2. Modifications to Distributions and Payments Provisions of JMA

From and after January 1, 2013, any Gross Profit distributions that would have been paid to Lazarus under the terms of Exhibit B, subsection (c)(iii) of the JMA, shall be distributed instead to GEL (the "Redirected Distributions") until GEL has received aggregate Redirected Distributions equal to the Overpayment Amount. Such distributions shall not reduce the distributions of Gross Profit that GEL or its Affiliates are otherwise entitled to under the JMA.

Section 3, Certain Representations

(a) Each party hereby represents to the other that (a) it has full power and authority to execute and deliver this Letter Agreement and to consummate the transactions contemplated hereby, (b) the execution and delivery of this Letter Agreement by such party have been duly and validly authorized by all necessary corporate action on the part of such party and (c) this Letter Agreement has been duly and validly executed and delivered by such party and constitutes a valid and binding obligation of such party, enforceable against such party in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity and the discretion of the court before which any proceedings seeking injunctive relief or specific performance may be brought.

(b) Lazarus hereby represents and warrants to GEL that no Forbearance Termination Event, as defined in the Forbearance Agreement has occurred, and no facts or circumstance exist that would cause a Forbearance Termination Event to occur under the Forbearance Agreement.

As modified by this Letter Agreement, all of the terms of the JMA, CFC, Supply Agreement, Operating Expense Payment Letter Agreements and Acknowledgement Letter are hereby ratified and confirmed and shall remain in full force and effect.

Signature Page Follows

IN WITNESS WHEREOF, the parties hereto have caused this Letter Agreement to be executed by their duly authorized representatives effective as of the date first written above.
GEL TEX MARKETING, LLC, A Delaware limited liability company

By:	/s/ R.V. DEERE
Name:	R.V. Deere
Title:	CFO

MILAM SERVICES, INC., A Delaware corporation

By:	/s/ R.V. DEERE
Name:	R.V. Deere
Title:	CFO

LAZARUS ENERGY LLC, a Delaware limited liability company

By:	/s/ JONATHAN P. CARROLL
Name:	Jonathan P. Carroll
Title:	President